EXHIBIT 10.6

                             PARTICIPATION AGREEMENT
                           EUGENE ISLAND 357 PROSPECT
                               OFFSHORE, LOUISIANA

     This Participation Agreement ("Agreement") is made and entered into effective as of the 1st day of July, 2005 by and between Walter Oil & Gas Corporation ("Walter"), and Ridgewood Energy Corporation ("Ridgewood").

                                    RECITALS

     WHEREAS, Walter has identified a prospect on Eugene Island block 357 and has acquired Oil & Gas Lease OCS-G 23884 dated June 1, 2002 covering block 357 from the United States of America; and,

     WHEREAS, Walter plans to drill or participate in the drilling of an initial test well on Eugene Island block 357, OCS-G 23884; and,

     WHEREAS, Walter has offered to Ridgewood the opportunity to participate in the drilling of the initial test well and to acquire a 25% working interest in block 357, OCS-G23884, less and except the NE/4 of the lease from the surface to 11,500' subsea (hereafter "Lease"), and Ridgewood has accepted Walter's offer all in accordance with the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained, the parties hereto agree as follows:


                                    SECTION I
                                    ---------
                                  Initial Costs

1.01 Within ten (10) days of Ridgewood's execution of this Agreement, Ridgewood agrees to pay Walter $141,203.00 (which represents Ridgewood's 25% share of the Lease bonus, rental and shallow hazard survey costs incurred by Walter).

                                   SECTION II
                                   ----------
                                Initial Test Well

2.01 Walter plans to participate in the drilling of an initial test well on the Lease. The initial test well will be drilled from a surface location of approximately 5,625' FSL and 6,610' FEL of the Lease and drilled to a depth of 15,800' TVD (hereinafter "Initial Test Well"). As consideration for the opportunity to earn a twenty-five percent (25%) working interest in the Lease, Ridgewood shall bear Thirty-Three and One-Third percent (33.33%) of the costs to drill the Initial Test Well to casing point and through plugging and abandonment, if the Initial Test Well is not saved for production. This disproportionate cost sharing obligation shall be referred to as the "Promote." The Promote will be applicable to the dry hole costs of the Initial Test Well and will be limited to 110% of the Initial Test Well's estimated dry hole cost as noted in the attached AFE. The Promote will also apply to any substitute well or sidetrack of the Initial Test Well until Walter has received 110% of the original AFE dry hole costs. Concurrent with Ridgewood's execution of this Agreement, Ridgewood will be deemed to have approved the attached AFE and well plan.

2.02 Subject only to rig availability and the ability to obtain the required governmental permits, Walter and Ridgewood agree that if the Initial Test Well is not spudded on or before December 1, 2005 ("Commencement Date"), and such date has not been extended by Ridgewood, then this Agreement shall ipso facto terminate. Within 10 days of such termination, Walter shall reimburse Ridgewood for any payments it received in accordance with Paragraph 1.01 of this Agreement and Ridgewood shall submit assignments to Walter re-conveying Ridgewood's 25% working interest in the Lease previously received from Walter, which assignment shall be free and clear of any liens, charges, or lease burdens, overriding royalty interest, or any other encumbrance created by Ridgewood. For clarification purposes only, there shall be no other penalty(ies) assessable to either party hereto for failure of the Initial Test Well to be spudded on or before the Commencement Date.

2.03 It is understood and agreed that Newfield Exploration Company ("Newfield") will have a 50% working interest in the Lease and Initial Test Well and will be the designated operator.


                                   SECTION III
                                   -----------
                       Assignment and Assumption of Rights

3.01 Within ten (10) days from receipt of Ridgewood's payment described in 1.01 above, Walter shall assign to Ridgewood Twenty Five percent (25%) operating rights interest in the Lease. The interest assigned to Ridgewood in the Lease shall be subject to the existing royalty burden and a 2.25% of 8/8ths overriding royalty interest ("ORRI") to be reserved by Walter, all proportionately reduced to Ridgewood's assigned interest. Walter represents to Ridgewood that total Lease burdens created by, through and under Walter as of the effective date of this Agreement, including lessor's royalty, are no greater than 18.917% (of 8/8ths). The form of Assignment is attached hereto as Exhibit "A."

                                   SECTION IV
                                   ----------
                               Operating Agreement

4.01 Contemporaneous with the execution of this Agreement, the parties hereto agree to execute a mutually agreeable operating agreement ("JOA"), naming Newfield operator of the Lease. Both parties hereto acknowledge that the JOA is a three-party agreement also requiring Newfield's signature. All operations on the Initial Test Well and any and all subsequent operations on the Lease shall be conducted in accordance with the terms and provisions of the JOA. If there are any conflicts between this Agreement and the JOA, the terms and provisions of this Agreement shall prevail and govern.

                                    SECTION V
                                    ---------
                                     Notices

5.01 All notices, requests or demands to be given under this Agreement shall be in writing and governed and directed to the representatives as specified below:

     Ridgewood Energy Corporation           Walter Oil & Gas Corporation
     11700 Old Katy Rd., Suite 280          1100 Louisiana Street, Suite 200
     Houston, Texas 77079                   Houston, TX 77002
     Attn: Mr. W. Greg Tabor                Attn: Mr. Ron Wilson
     Phone: 281-293-8449                    Phone: 713-659-1221
     Fax:   281-293-7705                    Fax:   713-756-1177

                                   SECTION VI
                                   ----------
                      GOVERNING LAW AND BREACH OF CONTRACT

6.01 This Agreement shall be governed by the laws of the State of Texas except where the Maritime Laws of the United States of America are applicable. In the event that any dispute results in formal legal action, venue shall be appropriate in the federal or state courts of Harris County, Texas.

6.02 In the event of a breach of this Agreement by any party hereto, the non breaching party shall be entitled to all remedies available at law or equity, including but not limited to, specific performance, monetary damages and injunctive relief.


                                   SECTION VII
                                   -----------
                                  MISCELLANEOUS


7.01 Walter shall provide Ridgewood with full and complete access to Walter's files, records and data, so that Ridgewood may perform its due diligence review of Walter's acquisition, ownership and obligations associated with the Lease. Additionally, Walter shall provide Ridgewood with access to its technical data associated with the Lease, including seismic, maps, well data and geological data, subject however, to all confidentiality and data licensing restrictions.

7.02 A term, provision, covenant, representation, warranty, or condition of this Agreement may be waived only by written instrument executed by the party waiving compliance. The failure or delay of any party in the enforcement or exercise of the rights granted under this Agreement shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel.

7.03 This Agreement, together with all of its exhibits, is intended by the parties to be a complete and final statement of the agreement of the parties with respect to the subject matter hereof, and supersedes any prior oral or written statements or agreements between the parties hereto.

7.04 The terms and provisions hereof shall be binding upon and inure to the benefit of Walter and Ridgewood, and their respective heirs, legal representatives, successors and assigns, and shall be covenants running with the Lease.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


WITNESSES
                                         WALTER OIL & GAS CORPORATION

/s/
------------------------------           /s/ Ron A. Wilson
                                         ------------------------------
/s/ Melissa Coronado                         Ron A. Wilson
------------------------------               Vice President
Melissa Coronado



                                         RIDGEWOOD ENERGY CORPORATION

/s/ Ken Webb
------------------------------           /s/ W. Greg Taber
Ken Webb                                 ------------------------------
                                             W. Greg Taber
/s/ Randy Bennett                            Executive Vice President
------------------------------
Randy Bennett

                                   EXHIBIT "A"

       Attached to and made a part of that certain Participation Agreement dated July 1, 2005 between Walter Oil & Gas Corporation and Ridgewood
                               Energy Corporation.



ASSIGNMENT OF OPERATING RIGHTS TO OIL AND GAS LEASE

                                                               OCS-G 23884
UNITED STATES OF AMERICA    ss.

OUTER CONTINENTAL SHELF     ss.

OFFSHORE LOUISIANA          ss.



     For and in consideration of the sum of One Hundred Dollars ($100.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Walter Oil & Gas Corporation, a Texas Corporation, whose mailing address is 1100 Louisiana, Suite 200, Houston, Texas 77002 (hereinafter called "Assignor"), does SELL, TRANSFER, ASSIGN, SET OVER AND CONVEY unto Ridgewood Energy Corporation, a_________________________________ Company, whose mailing address is 11700 Old Katy Rd., Suite 280, Houston, TX 77079, (hereinafter called "Assignee"), a 25.0000% operating rights interest in and to the following federal oil and gas Lease ("Lease"):

     Oil and Gas Lease No. OCS-G 23884 dated June 1, 2002 from the United States of America, as Lessor, to Walter Oil & Gas Corporation, as Lessee, covering Eugene Island Area, Block 357, OCS Leasing Map, Louisiana Map No. 4A, containing 4999.88 acres;

     LESS AND EXCEPT the Northeast Quarter (NE/4) of the Lease from the surface down to 11,500' subsea (hereinafter referred to as ("Assigned Interest").


Subject to the matters set forth herein, this Assignment is made without warranty of title, express, implied or statutory, even for return of any consideration paid therefor; provided only that Assignor warrants that it has not heretofore granted or conveyed to any other party any interest in or any lien or encumbrance on the interest being assigned hereunder in the Lease except as described herein.

WITH RESPECT TO ANY PERSONALTY OR CHATTELS CONVEYED HEREBY, ASSIGNOR HEREBY NEGATES AND DISCLAIMS THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MODELS. ASSIGNEE AND ASSIGNOR AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS INSTRUMENT ARE "CONSPICUOUS" DISCLAIMERS.


     TO HAVE AND TO HOLD the Assigned Interests hereby conveyed, together with all and singular rights and appurtenances thereto in anyway belonging unto Assignee, its successors and assigns.

     This Assignment is made by Assignor and accepted by Assignee subject to the following:

1} the terms, provisions and conditions of the Lease and any limitation on or contained in the Lease;

2) That certain Participation Agreement dated July 1, 2005 by and between Assignor and Assignee and covering the Assigned Interest;

3) That certain Offshore Operating Agreement dated July 1, 2005 by and between Newfield Exploration Company, as Operator, and Assignor and Assignee, as Non-Operators, and covering the Assigned Interest;

4) Assignor reserves unto itself, and retains an overriding royalty interest equal to 2.25% of eight-eights (8/8ths) in and to all hydrocarbons that are produced, saved, and sold from the Lease. Said overriding royalty shall be free of all costs of any kind whatsoever including but not limited to costs associated with exploration, development, production or operating, but shall bear its proportionate share of severance and production taxes unless provided otherwise in the Lease. Said overriding royalty shall be calculated and paid or delivered to Assignee in the same manner as provided in the Lease affected thereby for the calculation and payment or delivery of royalties therein reserved to the Lessor.

     a) It is understood that the overriding royalty interest reserved hereinabove is an 8/8ths number and that Assignee shall bear its proportionate share of such overriding royalty interest based on the Assigned Interest herein.

4) The terms and conditions of this Assignment shall extend to and be binding upon the successors and assigns of the parties.

     IN WITNESS WHEREOF, this Assignment of Operating Rights Interest is executed and effective this ____ day of _________, 2005.




WITNESSES:                                        ASSIGNOR:

                                         Walter Oil & Gas Corporation


______________________________
______________________________
                                         By:______________________________
                                             Ron A. Wilson
                                             Vice President




WITNESSES:                                        ASSIGNEE:

                                         Ridgewood Energy Corporation


______________________________
______________________________
                                         By:______________________________
                                             W. Greg Tabor
                                             Executive Vice President

STATE OF TEXAS

COUNTY OF HARRIS

     On this _____ day of _________, 2005 before me appeared W. Greg Tabor, to me personally known, who, being by me duly sworn, did say that he is the Executive Vice President of Ridgewood Energy Corporation, and that the foregoing instrument was signed on behalf of said company, and said W. Greg Tabor acknowledged said instrument to be the free act and deed of said corporation.


                                             ______________________________
                                                      NOTARY PUBLIC

My Commission Expires __________________.

STATE OF TEXAS

COUNTY OF HARRIS

     On this _____ day of ________, 2005 before me appeared Ron A. Wilson, to me personally known, who, being by me duly sworn, did say that he is the Vice President of Walter Oil & Gas Corporation, and that the foregoing instrument was signed on behalf of said partnership, and said Ron A. Wilson acknowledged said instrument to be the free act and deed of said corporation.


                                             ______________________________
                                                      NOTARY PUBLIC

My Commission Expires __________________.